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                                                                     Exhibit 5.1

Morgan, Lewis & Bockius LLP
Counselors at Law

1701 Market Street
Philadelphia, PA 19103-2921
215-963-5000
Fax: 215-963-5299


                                October 16, 2002


Buckeye Partners, L.P.
5 Radnor Corporate Center, Suite 500
100 Matsonford Road
Radnor, Pennsylvania  19087

Re:   Buckeye Partners, L.P. - Registration Statement on Form S-3

Ladies and Gentlemen:

As counsel for Buckeye Partners, L.P., a Delaware limited partnership (the "Partnership"), we have assisted in the preparation of a Registration Statement on Form S-3 (the "Registration Statement") to be filed by the Partnership with the Securities and Exchange Commission (the "Commission"). The Registration Statement relates to the issuance and sale from time to time, pursuant to Rule 415 of the General Rules and Regulations of the Commission promulgated under the Securities Act of 1933, as amended (the "Securities Act"), of LP Units representing limited partnership interests in the Partnership (the "Registered Units") with an aggregate initial public offering price of up to $300,000,000 or the equivalent thereof in one or more foreign currencies or composite currencies.

In connection with rendering this opinion, we have examined the Registration Statement; the Partnership's Amended and Restated Certificate of Limited Partnership, as amended to date; the Partnership's Amended and Restated Agreement of Limited Partnership, as amended to date; such records of proceedings of the Partnership's general partner, Buckeye Pipe Line Company (the "General Partner"), as we deemed material; and such other certificates, records and documents as we considered necessary for the purposes of this opinion. In our examination, we have assumed the genuineness of all signatures, the legal capacity of natural persons, the authenticity of all documents submitted to us as originals, the conformity to the original documents of all documents submitted to us as certified, photostatic or facsimile copies, and the authenticity of the originals of such copies. As to facts material to our opinion, we have relied upon certificates of public officials and certificates, documents, statements and other information provided by officers or other representatives of the Partnership and the General Partner. Our opinion set forth below is limited to the laws of the United States, the Commonwealth of Pennsylvania and the Delaware Revised Limited Partnership Act (the "Act").
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Based on the foregoing, when (a) the General Partner, in its capacity as the general partner of the Partnership, has taken all necessary action to approve the issuance of the Registered Units, the terms of the offering thereof and related matters and (b) such Registered Units have been issued and delivered in accordance with the terms of any applicable definitive purchase, underwriting or other agreement approved by the General Partner, in its capacity as general partner of the Partnership, upon payment (or delivery) of the consideration therefor provided for therein, such Registered Units will be duly authorized and validly issued and, on the assumption that the acquirer of such Registered Units is not also a general partner of the Partnership and does not participate in the control of the Partnership's business, such Registered Units will be fully paid and non-assessable, except as such non-assessability may be affected by 17-607 of the Act.

For the purposes of the opinions expressed above, we have assumed that (1) the Registration Statement, and any amendments thereto (including post-effective amendments), will have become effective and such effectiveness shall not have been terminated or rescinded; (2) a prospectus supplement will have been prepared and filed with the SEC describing the Registered Units offered thereby and will comply with all applicable laws; and (3) all Registered Units will have been issued and sold in compliance with applicable U.S. federal and state securities laws and in the manner stated in the Registration Statement and the applicable prospectus supplement.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to us with respect to this opinion under the heading "Legal Matters" in the prospectus which is a part of such Registration Statement. In giving such consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act.

Very truly yours,

/s/ Morgan, Lewis & Bockius LLP